Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2014 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 13, 2015--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for its predecessor, JMP Group Inc., for the quarter and full fiscal year ended December 31, 2014. As of January 1, 2015, JMP Group operates as a limited liability company that is taxed as a partnership, and no longer as a corporation, for U.S. federal income tax purposes. The first earnings release regarding the financial results of JMP Group LLC will be for the first quarter of 2015.

  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $44.0 million, a decrease of 8.1% from $47.9 million for the fourth quarter of 2013. For the year ended December 31, 2014, adjusted net revenues were a record $178.9 million, an increase of 16.1% from $154.0 million for the year ended December 31, 2013. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $4.7 million, or $0.21 per diluted share, an increase of 20.8% from $3.9 million, or $0.17 per share, for the fourth quarter of 2013. For the year ended December 31, 2014, operating net income was $16.6 million, or $0.73 per share, an increase of 22.6% from $13.5 million, or $0.60 per share, for the year ended December 31, 2013. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues under generally accepted accounting principles, or GAAP, were $54.1 million and $182.9 million for the quarter and year ended December 31, 2014, respectively, compared to $59.7 million and $149.2 million for the quarter and year ended December 31, 2013, respectively.
  Net income attributable to JMP Group on a GAAP basis was $4.9 million, or $0.21 per diluted share, compared to $3.5 million, or $0.16 per share, for the fourth quarter of 2013. For the year ended December 31, 2014, GAAP net income was $13.6 million, or $0.58 per share, compared to $3.6 million, or $0.16 per share, for the year ended December 31, 2013.

“JMP Group produced another good year in 2014, with operating earnings increasing 23% to $0.73 per share,” said Chairman and Chief Executive Officer Joe Jolson. “Excluding net investment income and corporate costs, our three operating platforms earned a record $0.60 per share, an increase of 25% from $0.48 per share for 2013. The strong results drove an 8% increase in our tangible book value per share to $6.26, despite the repurchase of 1.8 million shares of our common stock at an average price per share of $6.58 during the year. In January, we converted to a publicly traded partnership and declared three monthly cash distributions of $0.035 per share for the first quarter of 2015, representing a 50% increase over our most recent quarterly dividend, which was paid in November 2014. We anticipate that our payout ratio may be between 50% and 70% of operating earnings this year, compared to approximately 30% last year.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $23.2 million, a decrease of 18.9% from $28.6 million for the fourth quarter of 2013. The broker-dealer segment’s operating margin on adjusted net revenues was 10.8%, compared to 14.5% for the prior quarter and 15.7% for the fourth quarter of 2013.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $13.2 million increased 19.0% from $11.1 million for the fourth quarter of 2013. JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 1.2% for the quarter and 7.4% for the year ended December 31, 2014.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.4 million, an increase of 16.3% from $1.2 million for the fourth quarter of 2013.

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Broker-dealer	$0.07	$0.09	$0.12	$0.48	$0.39
Asset management	0.05	0.04	0.05	0.11	0.06
Corporate credit management	0.00	0.00	0.01	0.01	0.03
Operating platform EPS	0.12	0.13	0.18	0.60	0.48
Investment income	0.18	0.11	0.14	0.53	0.56
Corporate costs	(0.09)	(0.09)	(0.15)	(0.40)	(0.44)
Operating EPS (diluted)	$0.21	$0.15	$0.17	$0.73	$0.60

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $15.9 million, a decrease of 27.3% from $21.9 million for the fourth quarter of 2013. For the year ended December 31, 2014, investment banking revenues were $81.1 million, an increase of 9.3% from $74.2 million for the year ended December 31, 2013.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2014		Sept. 30, 2014		Dec. 31, 2013		Dec. 31, 2014		Dec. 31, 2013
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	27	$10,714	26	$9,834	26	$10,503	120	$54,786	123	$39,756
Debt and convertible securities	5	1,670	4	470	9	8,730	20	4,801	32	18,762
Private capital markets and other	2	1,685	1	125	-	-	4	2,834	4	4,509
Strategic advisory	2	1,824	4	6,634	3	2,639	17	18,650	12	11,146
Total	36	$15,893	35	$17,063	38	$21,872	161	$81,071	171	$74,173

Brokerage

Net brokerage revenues were $7.3 million, an increase of 9.4% from $6.7 million for the fourth quarter of 2013. For the year ended December 31, 2014, net brokerage revenues were $26.9 million, an increase of 9.3% from $24.6 million for the year ended December 31, 2013.

Asset Management

Asset management-related fee revenues were $13.1 million, an increase of 19.4% from $10.9 million for the fourth quarter of 2013, largely due to strong results from equity interests in RiverBanc and Accord Group Holdings. For the year ended December 31, 2014, asset management-related fee revenues were $45.7 million, an increase of 58.1% from $28.9 million for the year ended December 31, 2013, primarily due to an increase of $11.9 million in incentive fees, to $27.4 million. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2014, totaled $2.1 billion, including $1.0 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.2 billion at September 30, 2014, and $1.7 billion at December 31, 2013. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.5 billion at December 31, 2014.

At December 31, 2014, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 63.3% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized gains of $12.1 million and $13.8 million for the quarter and year ended December 31, 2014, respectively, compared to net realized and unrealized gains of $15.9 million and $20.7 million for the quarter and year ended December 31, 2013, respectively.

A summary of the company’s principal transaction revenues for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Hedge fund investments	$1,366	$1,784	$2,317	$7,112	$5,555

Principal investments:
Investment in Harvest Capital Credit Corporation	(1,129)	(1,273)	-	(2,546)	69
Other principal investments	254	26	140	227	140
Total principal investments	(875)	(1,247)	140	(2,319)	209

Venture investments:
Investment in Harvest Growth Capital funds	438	(164)	500	255	534
Other venture investments and warrants	237	(298)	657	483	2,488
Total venture investments	675	(462)	1,157	738	3,022

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	1,166	75	3,614	5,531	8,786

Non-controlling interests in Harvest Growth Capital funds	10,963	(4,351)	12,264	8,317	11,941

Total principal transaction revenues	$12,129	($4,276)	$15,878	$13,848	$20,727

Included in the net gain of $12.1 million for the quarter ended December 31, 2014, was a gain of $11.0 million attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.8% of Harvest Growth Capital and 2.5% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned gain of $11.0 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized gain of $0.4 million on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net returns on invested capital managed by JMP Credit Advisors were 3.2% and 16.0% for the quarter and year ended December 31, 2014, respectively, compared to 7.2% and 35.5% for the quarter and year ended December 31, 2013, respectively.

At December 31, 2014, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $10.5 million, or 1.0% of gross performing loans outstanding at JMP Credit. At December 31, 2013, such discounts and reserves equaled $8.6 million, or 1.2% of gross performing loans outstanding. There were no impaired loans at either December 31, 2014, or December 31, 2013.

For the quarter ended December 31, 2014, JMP Credit was required under GAAP to release a net $1.2 million of general loan loss reserves, due to the better-than-expected credit loss experience of its portfolio over the past five years. For the year ended December 31, 2014, the net loan loss provision totaled $0.4 million. At December, 2014, general loan loss reserves equaled 0.4% of gross performing loans at JMP Credit.

Net Interest Income

Net interest income was $4.7 million, compared to net interest income of $4.5 million for the fourth quarter of 2013.

For the year ended December 31, 2014, net interest income was $16.6 million, compared $3.2 million for the year ended December 31, 2013, when interest expense due to net amortization of liquidity discounts at JMP Credit equaled $15.0 million. Excluding the amortization-related expense, net interest income would have been $18.2 million for the year ended December 31, 2013. Further excluding net interest income of $1.8 million attributable to Harvest Capital Credit, which, due to its May 2013 initial public offering, is no longer consolidated by JMP Group, net interest income would have been $16.4 million for the year ended December 31, 2013.

Expenses

Compensation and Benefits

Compensation and benefits expense was $26.0 million, compared to $33.4 million for the fourth quarter of 2013. With regard to annually awarded compensation, a concept which excludes amortization expense from stock-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 59.2% of adjusted net revenues, compared to 71.7% for the fourth quarter of 2013. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 55.6%, compared to 65.5% for the fourth quarter of 2013.

For the year ended December 31, 2014, compensation and benefits expense was $123.7 million, compared to $102.4 million for the year ended December 31, 2013. With regard to annually awarded compensation, compensation and benefits expense was 67.7% of adjusted net revenues, compared to 67.6% for the year ended December 31, 2013. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 62.4%, compared to 61.7% for the year ended December 31, 2013.

For more information on compensation ratios, please see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.2 million, compared to $7.3 million for the fourth quarter of 2013. For the year ended December 31, 2014, non-compensation expense was $28.9 million, compared to $29.2 million for the year ended December 31, 2013. Excluding costs related to JMP Group’s conversion to a publicly traded limited liability company, non-compensation expense would have been $7.8 million for the quarter and $28.0 million for the year ended December 31, 2014.

Personnel

At December 31, 2014, the company had 235 full-time employees, compared to 233 at September 30, 2014, and 235 at December 31, 2013.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more a meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit (prior to its IPO on May 2, 2013), (v) reverses net unrealized gains and losses on strategic equity investments and warrants, (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II, and (vii) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and was the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods ending on or before June 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds, however, as presented, unrealized gains and losses that do not accrue to the company are reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Revenues:
Non-interest revenues	$48,099	$30,294	55,474	$166,732	$148,616
Net interest income	4,737	4,359	4,458	16,644	3,236
Loan loss credit/(provision)	1,229	(956)	(246)	(436)	(2,637)
Total net revenues	54,065	33,697	59,686	182,940	149,215
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1) (2)	281	281	386	1,306	2,152
Dividend distribution from Harvest Capital Credit (2)	-	-	-	-	678
Less: Net interest income and other
revenues from Harvest Capital Credit (2)	-	-	-	-	(2,116)
Total net revenues including fee revenues from consolidated entities	54,346	33,978	60,072	184,246	149,929

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	-	-	-	-	14,979
General loan loss (credit)/provision – collateralized loan obligations	(151)	919	200	1,700	1,705
Unrealized mark-to-market (gain) – Harvest Capital Credit	-	-	-	-	(515)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	-	-	772
Net unrealized loss/(gain) on strategic equity investments and warrants	1,073	1,392	21	2,567	(596)
Non-controlling interests in net unrealized (gains)/losses on Harvest Growth Capital funds	(10,956)	4,361	(12,248)	(8,278)	(11,925)
Unrealized mark-to-market (gain)/loss – deferred compensation	(321)	(332)	(168)	(1,379)	(320)
Adjusted net revenues	$43,991	$40,318	$47,877	$178,856	$154,029
(1)	Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.
(2)	Subsequent to its IPO on May 2, 2013, Harvest Capital Credit is no longer consolidated; therefore, fees and dividends related to Harvest Capital Credit are included in non-interest revenues following that date.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Base management fees:
Fees reported as asset management fees	$3,030	$2,983	$2,612	$11,332	$10,114
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	827	769	697	3,169	2,437
Total base management fees	3,857	3,752	3,309	14,501	12,551

Incentive fees:
Fees reported as asset management fees	5,873	5,622	7,423	25,623	15,139
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	1,141	538	-	1,806	417
Total incentive fees	7,014	6,160	7,423	27,429	15,556

Other fee income:
Total fundraising and other fees	2,203	1,191	217	3,767	798

Asset management-related fee revenues	$13,074	$11,103	$10,949	$45,697	$28,905

Summations:
Fees reported as asset management fees	$8,903	$8,605	$10,035	$36,955	$25,253
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	1,968	1,307	697	4,975	2,854
Fees reported as other fee income	2,203	1,191	217	3,767	798

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to stock-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives. In addition, the company presents an adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ in thousands)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Compensation Ratios

Adjusted net revenues	$43,991	$40,318	$47,877	$178,856	$154,029

Compensation and benefits	$26,013	$28,315	$33,366	$123,683	$102,432

Subtract/(add back):
Compensation expense – stock options	509	509	262	1,917	920
Compensation expense – RSUs	1,181	776	804	3,744	2,823
Compensation expense – net deferred compensation	(2,035)	(991)	(2,623)	(4,514)	(6,170)
Unrealized mark-to-market gain – deferred compensation	321	332	168	1,379	320
IPO-related administrative expense – Harvest Capital Credit Corporation	-	-	450	-	450
Adjusted compensation and benefits	26,037	27,689	34,305	121,157	104,089

Subtract:
Compensation expense – strategic initiatives	(850)	500	895	760	4,313
Adjusted compensation and benefits, excluding strategic initiatives	$26,887	$27,189	$33,410	$120,397	$99,776

Adjusted ratio of compensation expense to revenues	59.2%	68.7%	71.7%	67.7%	67.6%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	61.1%	67.4%	69.8%	67.3%	64.8%

Compensation Ratios Excluding Hedge Fund Incentive Fees

Adjusted net revenues	$43,991	$40,318	$47,877	$178,856	$154,029

Subtract:
Compensation expense – hedge fund incentive fees	5,477	4,982	5,982	23,296	12,305

Adjusted net revenues, excluding hedge fund incentive fees	$38,514	$35,336	$41,895	$155,560	$141,724

Adjusted compensation and benefits, excluding strategic initiatives	$26,887	$27,189	$33,410	$120,397	$99,776

Subtract:
Compensation expense – hedge fund incentive fees	5,477	4,982	5,982	23,296	12,305
Adjusted compensation and benefits, excluding strategic initiatives and hedge fund incentive fees	$21,410	$22,207	$27,428	$97,101	$87,471

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives and hedge fund incentive fees	55.6%	62.8%	65.5%	62.4%	61.7%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and 2013 and reflected in operating net income for 2012 and 2013, though recognized as a GAAP expense in 2013, 2014 and 2015, less (b) compensation awarded at year-end 2013 and year-end 2014 and deferred into 2014, 2015 and 2016;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods ending on or before June 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38%.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2014, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands, except per share amounts)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Net income attributable to JMP Group Inc.	$4,869	$1,495	$3,493	$13,557	$3,629

Add back:
Income tax expense	2,535	1,460	3,772	8,141	3,950
Income before taxes	7,404	2,955	7,265	21,698	7,579

Add back/(subtract):
Compensation expense – stock options	509	509	262	1,917	920
Compensation expense – RSUs	1,181	776	804	3,744	2,823
Compensation expense – net deferred compensation	(2,035)	(991)	(2,623)	(4,514)	(6,170)
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	-	-	-	-	14,979
General loan loss provision – collateralized loan obligations	(487)	913	146	1,351	1,241
IPO-related expense – Harvest Capital Credit	-	-	450	-	450
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	-	-	-	-	(162)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	-	-	772
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	1,073	1,392	21	2,567	(596)
Operating income before taxes	7,645	5,554	6,325	26,763	21,836

Income tax expense (assumed rate of 38%)	2,906	2,111	2,403	10,170	8,297
Operating net income	$4,739	$3,443	$3,922	$16,593	$13,539

Operating net income per share:
Basic	$0.23	$0.16	$0.18	$0.77	$0.61
Diluted (1)	$0.21	$0.15	$0.17	$0.73	$0.60

Weighted average shares outstanding:
Basic	20,716	21,686	21,825	21,481	22,158
Diluted (1)	22,502	23,093	22,701	22,749	22,650
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and year ended December 31, 2014, was 23,119,908 and 23,541,594, respectively. Given those denominators, operating net income per diluted share would have instead been $0.20 for the quarter and $0.70 for the year ended December 31, 2014, respectively.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken with regard to other CLOs, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended December 31, 2014, is set forth below.

	Quarter Ended December 31, 2014
(in thousands, except per share amounts)	Broker- Dealer	Asset Mgmt.	Corp. Credit Mgmt.	Operating Platforms	Invest- ment Income	Corp. Costs	Elimin- ations	JMP Group	HGC Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$15,893	-	-	$15,893	-	-	-	$15,893	-	$15,893
Brokerage	7,331	-	-	7,331	-	-	-	7,331	-	7,331
Asset management-related fees (1)	(50)	$13,176	$1,424	14,550	$50	-	($1,526)	13,074	($281)	12,793
Principal transactions (2)	-	-	-	-	1,919	-	-	1,919	10,963	12,882
Gain on sale and payoff of loans	-	-	-	-	(309)	-	-	(309)	-	(309)
Net dividend income	-	-	-	-	260	-	-	260	-	260
Net interest income	-	-	-	-	4,744	-	-	4,744	(7)	4,737
Provision for loan losses	-	-	-	-	1,079	-	-	1,079	-	1,079
Adjusted net revenues	23,174	13,176	1,424	37,774	7,743	-	(1,526)	43,991	10,675	54,666

Expenses:
Non-interest expense/(income) (3)	20,660	10,332	1,488	32,480	313	3,022	(1,526)	34,289	(22)	34,267

Less: Non-controlling interest (4)	-	1,061	-	1,061	999	-	-	2,060	10,697	12,757
Operating income/(loss) before taxes	2,514	1,783	(64)	4,233	6,431	(3,022)	-	7,642	-	7,642

Income tax expense/(benefit)	955	678	(24)	1,609	2,442	(1,148)	-	2,903	-	2,903
Operating net income/(loss)	$1,559	$1,105	($40)	$2,624	$3,989	($1,874)	-	$4,739	-	$4,739

Operating net income/(loss) per share:
Basic	$0.08	$0.05	($0.00)	$0.13	$0.19	($0.09)	-	$0.23	-	$0.23
Diluted (5)	$0.07	$0.05	($0.00)	$0.12	$0.18	($0.09)	-	$0.21	-	$0.21
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.3 million are eliminated upon consolidation of two Harvest Growth Capital funds.
(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $11.0 million that are recognized upon consolidation of two Harvest Growth Capital funds.
(3)	Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $22,000 that are recognized upon consolidation of two Harvest Growth Capital funds.
(4)	Excludes non-controlling interests totaling $10.7 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.
(5)	In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2014, was 23,119,908; given that denominator, operating net income per diluted share would have been $0.20.

A statement of JMP Group’s operating net income on a segment basis for the year ended December 31, 2014, is set forth below.

	Year Ended December 31, 2014
(in thousands, except per share amounts)	Broker- Dealer	Asset Mgmt.	Corp. Credit Mgmt.	Operating Platforms	Invest- ment Income	Corp. Costs	Elimin- ations	JMP Group	HGC Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$81,158	-	-	$81,158	-	-	($88)	$81,070	-	$81,070
Brokerage	26,916	-	-	26,916	-	-	-	26,916	-	26,916
Asset management-related fees (1)	-	$46,073	$5,266	51,339	$50	-	(5,692)	45,697	($1,308)	44,389
Principal transactions (2)	-	-	-	-	6,720	-	-	6,720	8,316	15,036
Gain on sale and payoff of loans	-	-	-	-	(492)	-	-	(492)	-	(492)
Net dividend income	-	-	-	-	998	-	-	998	-	998
Net interest income	-	-	-	-	16,682	-	-	16,682	(38)	16,644
Provision for loan losses	-	-	-	-	1,265	-	-	1,265	-	1,265
Adjusted net revenues	108,074	46,073	5,266	159,413	25,223	-	(5,780)	178,856	6,970	185,826

Expenses:
Non-interest expense/(income) (3)	90,643	41,145	4,672	136,460	4,683	$14,512	(5,692)	149,963	121	150,084

Less: Non-controlling interest (4)	-	786	-	786	1,342	-	-	2,128	6,849	8,977
Operating income/(loss) before taxes	17,431	4,142	594	22,167	19,198	(14,512)	(88)	26,765	-	26,765

Income tax expense/(benefit)	6,624	1,576	226	8,426	7,293	(5,513)	(33)	10,173	-	10,173
Operating net income/(loss)	$10,807	$2,566	$368	$13,741	$11,905	($8,999)	($55)	$16,592	-	$16,592

Operating net income/(loss) per share:
Basic	$0.50	$0.12	$0.02	$0.64	$0.55	($0.42)	($0.00)	$0.77	-	$0.77
Diluted (5)	$0.48	$0.11	$0.01	$0.60	$0.53	($0.40)	($0.00)	$0.73	-	$0.73
(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $1.3 million are eliminated upon consolidation of two Harvest Growth Capital funds.
(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $8.3 million that are recognized upon consolidation of two Harvest Growth Capital funds.
(3)	Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $121,000 that are recognized upon consolidation of two Harvest Growth Capital funds.
(4)	Excludes non-controlling interests totaling $6.8 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.
(5)	In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2014, was 23,541,594; given that denominator, operating net income per diluted share would have been $0.70.

Book Value per Share

At December 31, 2014, JMP Group’s tangible book value per share was $6.26, as set forth below.

(in thousands, except per share amounts)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013

Total JMP Group stockholders' equity	$132,804	$136,687	$126,385
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	$132,804	$136,687	$126,385

Tangible book value per share	$6.26	$6.32	$5.79

Basic shares outstanding	21,216	21,619	21,819

Quarterly operating ROTE (1)	14.1%	10.2%	12.5%
LTM operating ROTE (1)	12.6%	12.1%	10.9%
(1)	Return on tangible equity (ROTE) equals annualized operating net income divided by average tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended December 31, 2014, JMP Group repurchased nearly 1.5 million shares of its common stock at an aggregate price of approximately $9.8 million, or $6.61 per share. At year-end, approximately 0.6 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission by JMP Group Inc. on March 13, 2014, as well as in the similarly captioned sections of other periodic reports filed by JMP Group Inc. or JMP Group LLC under the Exchange Act. The Form 10-K for the year ended December 31, 2013 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Friday, February 13, 2015. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 82853542.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Dec. 31, 2014	Dec. 31, 2013

Assets

Cash and cash equivalents	$101,362	$65,906
Restricted cash and deposits	67,102	68,029
Marketable securities owned, at fair value	29,466	29,295
Other investments	209,381	161,773
Loans held for investment, net of allowance for loan losses	1,997	825
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	1,038,848	727,270
Deferred tax assets	10,585	12,492
Other assets	57,929	56,341
Total assets	$1,516,670	$1,121,931

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$15,048	$13,749
Accrued compensation	54,820	51,347
Asset-backed securities issued	1,001,137	716,423
Note payable	-	15,000
Line of credit	-	2,895
Bond payable	94,300	46,000
Deferred tax liability	19,330	3,625
Other liabilities	42,899	35,652
Total liabilities	1,227,534	884,691

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	132,804	126,385
Non-redeemable non-controlling interest	156,332	110,855
Total equity	289,136	237,240
Total liabilities and stockholders' equity	$1,516,670	$1,121,931

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Revenues:
Investment banking	$15,893	$21,872	$81,070	$74,173
Brokerage	7,331	6,701	26,916	24,625
Asset management fees	10,588	10,346	40,620	25,952
Principal transactions	12,129	15,878	13,848	20,727
(Loss)/gain on sale, payoff and mark-to-market of loans	(309)	215	(492)	1,806
Net dividend income	262	245	1,001	535
Other income	2,205	217	3,769	798
Non-interest revenues	48,099	55,474	166,732	148,616

Interest income	12,269	8,743	40,042	33,346
Interest expense	(7,532)	(4,285)	(23,398)	(30,110)
Net interest income/(expense)	4,737	4,458	16,644	3,236

Release of loan loss reserve/(provision for loan losses)	1,229	(246)	(436)	(2,637)
Total net revenues	54,065	59,686	182,940	149,215

Non-interest expenses:
Compensation and benefits	26,013	33,366	123,683	102,432
Administration	1,927	1,405	7,310	8,660
Brokerage, clearing and exchange fees	789	692	3,304	3,543
Travel and business development	1,402	1,425	4,123	4,416
Communications and technology	983	942	3,843	3,534
Occupancy	815	811	3,337	3,245
Professional fees	1,505	1,485	4,738	3,953
Depreciation	242	226	931	921
Other	564	311	1,342	960
Total non-interest expense	34,240	40,663	152,611	131,664

Net income before income tax expense	19,825	19,023	30,329	17,551
Income tax expense	2,535	3,772	8,141	3,950
Net income	17,290	15,251	22,188	13,601
Less: Net income attributable to non-controlling interests	12,421	11,758	8,631	9,973
Net income attributable to JMP Group Inc.	$4,869	$3,493	$13,557	$3,628

Net income attributable to JMP Group Inc. per share:
Basic	$0.22	$0.16	$0.60	$0.16
Diluted	$0.21	$0.16	$0.58	$0.16

Weighted average common shares outstanding:
Basic	20,716	21,825	21,481	22,158
Diluted	23,120	22,701	23,542	23,317

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com